Exhibit h
[           ] SHARES
ALLIED CAPITAL CORPORATION
COMMON STOCK, $0.0001 PAR VALUE PER SHARE
UNDERWRITING AGREEMENT
[           ], 2007
[Name of Underwriter]
[Address]
Ladies and Gentlemen:
     Allied Capital Corporation, a Maryland corporation (the “COMPANY”), proposes to issue and sell to [           ] (the “UNDERWRITER”), an aggregate of [           ] shares of its common stock, $0.0001 par value per share (the “FIRM SHARES”).
     The Company also proposes to issue and sell to the Underwriter not more than an additional [           ] shares of its common stock, $0.0001 par value per share (the “ADDITIONAL SHARES”), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of common stock granted in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “SHARES.” The shares of common stock, $0.0001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the “COMMON STOCK.”
     The Company has filed with the Securities and Exchange Commission (the “COMMISSION”) a registration statement on Form N-2 (No. 333-     ) relating to the Shares. The registration statement, as it may have heretofore been amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act of 1933, as amended (the “SECURITIES ACT”) and the rules and regulations promulgated thereunder (the “RULES AND REGULATIONS”), is hereinafter referred to as the “REGISTRATION STATEMENT;” the prospectus, dated as of [           ], 2007, included in the Registration Statement at the time it became effective on [           ], 2007 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act) is hereinafter referred to as the “BASE PROSPECTUS;” the prospectus supplement dated [           ], 2007, filed with the Commission pursuant to Rule 497 under the Securities Act is hereinafter referred to as the “PRE-PRICING PROSPECTUS SUPPLEMENT” (and together with the Base Prospectus, the “PRE-PRICING

PROSPECTUS”); the prospectus supplement to be filed with the Commission pursuant to Rule 497 after the execution and delivery of this Agreement is hereinafter referred to as the “PROSPECTUS SUPPLEMENT” (and together with the Base Prospectus, the “PROSPECTUS”).
     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Underwriter that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission.
     (b) The Company meets the requirements for use of Form N-2 under the Securities Act and the Rules and Regulations thereunder. The Registration Statement, when it became effective, and the Pre-Pricing Prospectus, when considered together with the information set forth on Exhibit B hereto (the “PRICING INFORMATION”), as of [           ] p.m. (New York time) on [           ], 2007 (the “APPLICABLE TIME”), complied in all material respects with, and the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with, the requirements of the Securities Act as applicable to business development companies and with the applicable Rules and Regulations of the Commission thereunder; the Registration Statement, when it became effective, and any supplement or amendment thereto, as of its effective date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus, when considered together with the Pricing Information, as of the Applicable Time, and the Prospectus, as of the date of the Prospectus Supplement, and any supplement thereto, as of its date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. No statement of material fact included in the Prospectus has been omitted from the Pre-Pricing Prospectus, when considered together with the Pricing Information, and no statement of material fact included in the Pre-Pricing Prospectus, when considered together with the Pricing Information, that is required to be included in the Prospectus will be omitted therefrom. If, subsequent to the date of this Agreement, the Company and the Underwriter determine that the Pre-Pricing Prospectus, when considered together with the Pricing Information, includes an untrue statement of a material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and agree to provide an opportunity to purchasers of the Shares to terminate their old purchase contracts and enter into new purchase contracts, then “Pre-Pricing Prospectus” and “Pricing Information” will also refer to the information available to purchasers at the time of entry into the new purchase contract.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, A.C. Finance LLC (“AC Finance”), Allied Capital REIT, Inc. (“ALLIED REIT”) and A.C. Corporation (“AC CORP,” AC Finance, and ALLIED REIT, and AC Corp, each a “SUBSIDIARY” and collectively, the “SUBSIDIARIES”), taken as a whole. None of the Company’s Subsidiaries are a significant subsidiary of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
     (d) Each Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company, is in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or limited liability company power and authority as applicable to own its property and to conduct its business, in each case as described in the Registration Statement, Pre-Pricing Prospectus and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except with respect to the shares of preferred stock of Allied REIT owned by its employees or former employees (or persons related to such employees or former employees).
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.
     (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
     (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (i) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation, bylaws or other organizational document of the Company or any Subsidiary of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, regulation, order, writ or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the NASD or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.
     (k) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other organizational documents, (ii) in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any statement of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its Subsidiaries taken as a whole.
     (l) Since the respective dates of which information was given in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement, Pre-Pricing Prospectus or Prospectus.
     (m) Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the officers or directors of, or any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus and Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (n) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act of 1940, as amended (the “INVESTMENT COMPANY ACT”) applicable to business development companies and the rules and regulations of the Commission thereunder, except as will not result, singly or in the aggregate, in a material adverse effect on the Company and its Subsidiaries, taken as a whole.
     (o) To the best of its knowledge, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“ENVIRONMENTAL LAWS”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.
     (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (q) The Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken by the Company under the Securities Act and the rules and regulations of the Commission thereunder to make the public offering and consummate the sale of the Shares as provided in this Agreement.
     (r) The Company and each Subsidiary own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations, whether international or domestic, necessary to carry on its business as contemplated, except to the extent that the failure to own or possess or have obtained such authorizations would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, permit, consent, order, approval or other authorization, which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     (s) There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Registration Statement, Pre-Pricing Prospectus or Prospectus, other than as described therein.
     (t) During the past fiscal year, the Company has been organized and operated, and currently is organized and operated, in conformance with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “CODE”). The method of operation of the Company will permit it to continue to meet the requirements for taxation as a regulated investment company under Subchapter M of the Code. Allied REIT is organized and operated in conformance with the requirements to be taxed as a real estate investment trust under Subchapter M of the Code, and its method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under Subchapter M of the Code.
     (u) KPMG LLP, who has certified financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.
     (v) The consolidated financial statements of the Company and its Subsidiaries, together with related notes, as set forth in the Registration Statement, Pre-Pricing Prospectus and Prospectus present fairly the consolidated financial position and the results of operations of the Company and its Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Registration Statement, Pre-Pricing Prospectus and Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.
          (w) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) to the knowledge of the Company, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     (x) The Company has, and, to the knowledge of the Company, all of the Company’s directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “SARBANES-OXLEY ACT”).
     (y) The Company and its Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officers or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.
     (z) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (aa) The Shares have been authorized for listing on the New York Stock Exchange, subject to notice of issuance or sale of the Shares, as the case may be.
     2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company the Firm Shares at $[ ] per share (“PURCHASE PRICE”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have a one-time right to purchase from the Company up to [           ] Additional Shares at the Purchase Price. If the Underwriter elects to exercise such option, the Underwriter shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than three (3) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On the day that Additional Shares are to be purchased (the “OPTION CLOSING DATE”), the Underwriter agrees to purchase the Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriter may determine).
     The Company hereby agrees that, without the prior written consent of the Underwriter, which may not be unreasonably withheld, it will not, directly or indirectly, during the period commencing on the date hereof and ending 15 days hereafter, unless such period is extended for up to an additional 15 days, in the event that the Underwriter notifies the Company in writing that the Underwriter has determined, in its sole discretion, that the Shares have not been fully allocated, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise transfer or dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale to the Underwriter of any share of Common Stock pursuant to the Agreement, (B) any issuance of shares of Common Stock, options, or other securities or rights pursuant to any employee or director compensation, option, savings, benefit, dividend reinvestment or other plan of the Company existing as of the date of the Agreement, (C) any issuances of shares of Common Stock in exchange for the cancellation of vested “in-the-money” stock options in connection with option cancellation payments, (D) any issuances upon exercise, conversion or exchange of any securities or obligations outstanding on the date of the Agreement, and (E) additional issuances of securities through privately negotiated transactions that may or may not involve an underwriter, whether or not registered with the Commission, aggregating not more than $[ ] million in gross sales price.
     3. PUBLIC OFFERING OF SHARES. The Company is advised by the Underwriter that it proposes to make a public offering of Shares as soon after this Agreement has been executed and delivered as in its judgment is advisable.
     The Company is further advised by the Underwriter that the Shares are to be offered to the public from time to time at prices to be determined.
     4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the account of the Underwriter at [           ] a.m., New York City time, on [           ], 2007, or at such other time on the same or such other date, no later than five business days after the date of this Agreement as the Underwriter and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “CLOSING DATE.”
     Payment for any Additional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional Shares for the account of the Underwriter at [           ] a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 10:00 a.m., New York City time, three (3) business days following the date the Underwriter provides the Company with notice pursuant to Section 2 of this Agreement, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the “OPTION CLOSING DATE.”
     Certificates for the Firm Shares and the Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor. The Firm Shares and Additional Shares shall be delivered through the facilities of The Depository Trust Company.
     5. CONDITIONS TO THE UNDERWRITER’S OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date and the Option Closing Date, as the case may be, are subject to the following conditions:
     (a) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Pre-Pricing Prospectus, together with the Pricing Information that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares as contemplated hereby.
     (b) The Underwriter shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate, dated the Closing Date and the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations, warranties and covenants of the Company contained in this Agreement are true and correct as of the date of this Agreement and the Closing Date and the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and the Option Closing Date, as the case may be.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission and (ii) no suspension of the qualification of the Shares for offering or sale in any jurisdiction has occurred, or to the knowledge of the Company or you has been threatened.

     (d) The Underwriter shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of Sutherland Asbill & Brennan LLP, outside counsel for the Company, dated the Closing Date and the Option Closing Date, as the case may be, in the form set forth in Exhibit C to this Agreement.
     The opinion of Sutherland, Asbill & Brennan LLP described in Section 5(d) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.
     (e) The Underwriter shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of counsel for the Underwriter, dated the Closing Date and the Option Closing Date, as the case may be, covering the matters referred to in paragraph four and section (vi) of paragraph six of Sutherland, Asbill & Brennan LLP’s Form of Disclosure Letter on Exhibit C, Sutherland Asbill & Brennan LLP and counsel to the Underwriter may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, Pre-Pricing Prospectus, the Pricing Information and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or except as specified.
     (f) The Underwriter shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, from KPMG LLP, an independent public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and, if applicable, the letter delivered on the Option Closing Date shall use a “cut-off date” not more than three business days prior to the Option Closing Date.
     (g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and certain executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.
     (h) The obligation of the Underwriter to purchase Additional Shares hereunder is subject to the delivery to the Underwriter on the Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.
     (i) All filings with the Commission required by Rule 497 of the Securities Act to have been filed by the Closing Date or the Option Closing Date, as the case may be, should have been made within the applicable time period prescribed for such filing by Rule 497;

     (j) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Date or the Option Closing Date, as the case may be.
     6. COVENANTS. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:
     (a) The Company will (i) advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and if the Commission should enter a stop order suspending effectiveness of the Registration Statement, the Company will make every effort to obtain the lifting or removal of such order as soon as possible and (ii) will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information, or the Prospectus, or for additional information.
     (b) To furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and to furnish to you, without charge, prior to [ ] a.m., New York City time, on the business day next succeeding the date of this Agreement, or as soon as practicable thereafter, and during the period mentioned in Section 6(c) below, as many copies of each of the Pre-Pricing Prospectus and the Prospectus and any supplements and amendments thereto or to the Registration Statement, including all exhibits filed therewith, as you may reasonably request.
     (c) Before amending or supplementing the Registration Statement, Pre-Pricing Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (d) If, during such period after the first date of the public offering of the Shares the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (e) If the Pre-Pricing Prospectus is being used or has been used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Pre-Pricing Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if it is necessary at any time to amend or supplement the Pre-Pricing Prospectus to comply with any law, the Company promptly will prepare, file with the Commission (if required), and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the Pre-Pricing Prospectus so that the Pre-Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances, be misleading, or so that the Pre-Pricing Prospectus, as amended or supplemented, will comply with law.
     (f) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares and to promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation, or threatening in writing, of any proceeding for such purpose; provided, however, that such qualification does not require the Company to qualify to do business, be subject to taxation or be subject to the jurisdiction of courts in such jurisdiction. In the event of an issuance of any order suspending such qualification, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (g) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (h) To use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code, and to use its best efforts to maintain the qualification of Allied REIT as a real estate investment trust under Subchapter M of the Code.
     (i) The Company will comply with all registration filing and reporting requirements of the Exchange Act and the New York Stock Exchange.
     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing and distribution of the Registration Statement, the Pre-Pricing Prospectus, and the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, if applicable, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 and Section 8, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. It is further understood that, in accordance with Rule 2710(f)(2)(D) of the Conduct Rules of the NASD, in the event this Agreement is terminated, the Underwriter will be reimbursed only for actual accountable out of pocket expenses which it has incurred in connection with the transactions contemplated by this Agreement.
     (k) The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.
     Prior to the Closing Date, the Underwriter hereby agrees to comply with any applicable rules and/or regulations of the NASD applicable to the offering of the Shares pursuant to this Agreement.

     7. INDEMNIFICATION.
     (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 497 and Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus, when considered together with the Pricing Information, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse such Underwriter and each such controlling person for any legal and other expense reasonably incurred (including the fees and disbursements of counsel chosen by the Underwriter) reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, the Pre-Pricing Prospectus, Pricing Information or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 497 and Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus, when considered together with the Pricing Information, the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pre-Pricing Prospectus, when considered together with the Pricing Information, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the [           ], [           ], [           ], [           ], [           ],[            ], [           ] and [           ] paragraphs under the caption “Underwriting” in the Prospectus; and the Underwriter confirms that such statements are correct.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (an Underwriter in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such settlement does not include a statement as to, or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     (e) Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.
     8. CONTRIBUTION. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, as set forth on the front cover page of the Prospectus bear to the aggregate Public Offering Price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.
     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.
     Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.

     9. REPRESENTATIONS, WARRANTIES AND COVENANTS TO SURVIVE DELIVERY. All representations, warranties and covenants contained in this Agreement or in the certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect as of the date made, as of the Closing Date and as of the Option Closing date, regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.
     10. ACKNOWLEDGEMENT. The Company acknowledges and agrees that (i) the sale through the Underwriter of any Shares pursuant to this Agreement, including the determination of the price of the Shares and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering of the Shares and the process leading to such transactions the Underwriter will act solely as an agent and not as a fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) the Underwriter will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Shares contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and the Underwriter will not have any obligation to the Company with respect to the offering of Shares except the obligations expressly set forth herein, (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     11. TERMINATION. This Agreement shall be subject to termination by notice given by the Underwriter to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or there had occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 11(a)(i) through 11(a)(iv), such event, singly or together with any other such event, makes it, in the Underwriter’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Pre-Pricing Prospectus or Prospectus.

     Any termination pursuant to this Section 11 shall be without liability on the part of (x) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to subsection (j) of Section 6 hereof, (y) the Underwriter to the Company, or (z) of any party hereto to any other party except that the provisions of Section 7 and Section 8 shall at all times be effective and shall survive such termination.
     12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and employees and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriter merely by reason of such purchase.
     13. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.
     14. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof or thereof by the parties hereto.
     15. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     17. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

ALLIED CAPITAL CORPORATION

By:

Name:
Title:

Accepted as of the date hereof:

[NAME OF UNDERWRITER]

By:
Name: Title: